                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Schein Pharmaceutical, Inc.
Florham Park, New Jersey


        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 7, 1997, except for
Note 1 which is as of         , 1998, relating to the consolidated financial
statements of Schein Pharmaceutical, Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated February 7, 1997, relating to the Schedule, which is contained in Part II of the Registration Statement.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.


FEBRUARY 3, 1998


                                                        BDO SEIDMAN, LLP